AGREEMENT

This agreement states that eConnect and Kanakaris Communications do hereby enter into a joint venture and strategic alliance to be ceded Internet Cash Programming and the following terms and conditions shall apply:

                              Definitions:

Internet Cash Programming: A Service offered by Kanakaris
Communications and eConnect which shall enable the consumer with the ability to purchase programming by Same-as-Cash, or by Enhanced Credit Card.

Same-as-Cash: The payment of programming by ATM card and PIN and effected by the ePIN or like devices.

Enhanced Credit Card:  The payment of programming by; credit card that is read by the ePIN or like devices and is therefore
considered as a safer transaction for the consumer and results in
a   lower bank fee for the recipient merchant.

ePIN: The present hardware device that will be distributed into homes and will effect either a Same-as-Cash or Enhanced Credit
Card transaction.

SafeTpay: The name of the web site button that the consumer clicks in order to begin either a Same-as-Cash or Enhanced Credit
Card Transaction.

Internet Cash Programming: The name of the service offered to the Entertainment Industry that will enable them to receive either a Same-as-Cash or Enhanced Credit Card payment for their programming.

                             Recitals:

1.0: eConnect and Kanakaris Communications shall enter into a strategic alliance to form the Internet Service that shall be named Internet Cash Programming.

2.0: That eConnect shall provide the SafeTpay support service for Internet Cash Pay Per Play.

3.0: That Kanakaris Communications shall provide the delivery to the internet consumer of video streaming programming from either
Kanakaris Communications own inventory base or shall act as a distributor of video streaming programming from other entertainment providers.

4.0: That ICP shall be jointly owned by eConnect and Kanakaris
Communications.

4.1: That ICP shall be a Nevada corporation and shall authorize
1,000,000 shares of stock and that Kanakaris Communications shall receive 400,000 shares of stock and eConnect shall receive
400,000 shares of stock and that 200,000 shares of stock shall remain in the ICP Treasury.

4.2: That Kanakaris Communications shall retain the managing control of ICP and shall appoint officers to manage ICP.

4.3: That all profits of ICP shall be equally split between eConnect and Kanakaris Communications.

5.0: That eConnect shall enjoy exclusive global rights to drive or process all originating ICP transactions whether transacted by an ePIN or by a competitive hardware devices that are effecting either a Same-as-Cash or Enhanced Credit Card programming purchase.

5.1: That eConnect shall charge ICP a flat fee per ICP processed transaction.

5.2: That eConnect shall purchase this exclusive global ICP processing with a payment of 3,000,000 shares of free trading stock to Kanakaris Communications.

6.0: That it is the stated purpose of eConnect and Kanakaris
Communications to bring ICP public by September 2000.


By: /s/ Thomas S. Hughes                      By: /s/ Alex Kanakaris
Thomas S. Hughes,                             Alex Kanakaris
Chairman and CEO                              Chairman and CEO
EConnect                                      Kanakaris Communications

Dated: 10/9/99                                Dated: 10/21/99

                                ADDENDUM:

eConnect will bear the responsibility for payments of any finders fee or brokerage commission if any.